UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2025

SOUTHSTATE CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina (State or Other Jurisdiction of Incorporation)	001-12669 (Commission File Number)	57-0799315 (IRS Employer Identification No.)

1101 First Street South, Suite 202 Winter Haven, FL (Address of principal executive offices)	33880 (Zip Code)

(863) 293-4710

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $2.50 per share	SSB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Immediately following the Annual Meeting of Shareholders of SouthState Corporation (the “Company”) held on April 23, 2025 (the “Annual Meeting”) discussed in Item 5.07 herein, the Board of Directors (the “Board”) met for its quarterly board meeting. At the meeting, the Board reduced its size from 15 members to 14 members, effective immediately following the Annual Meeting, and approved the appointment of new committee chairs and committee membership for the Board’s four (4) standing committees, as approved and recommended by the Board’s Governance and Nominating Committee, each of which is composed of the following members:

Audit Committee Ronald M. Cofield, Sr, Chair Shantella E. Cooper Janet P. Froetscher James W. Roquemore David G. Salyers G. Stacy Smith Joshua A. Snively	Compensation Committee Shantella E. Cooper, Chair Janet P. Froetscher Douglas J. Hertz G. Ruffner Page David G. Salyers Joshua A. Snively

Governance and Nominating Committee Douglas J. Hertz, Chair Merriann Metz G. Ruffner Page William K. Pou, Jr.	Risk Committee Martin B. Davis, Chair Merriann Metz William K. Pou, Jr. James W. Roquemore G. Stacy Smith

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s solicitations. A total of 101,364,628 shares of the Company’s common stock were entitled to vote as of February 24, 2025, the record date for the Annual Meeting. There were 91,523,897 shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on four proposals. Set forth below are the matters acted upon by the shareholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal No. 1: Election of Directors. The following directors were elected to serve until the annual meeting of shareholders in 2026 or until their successors are duly designated and qualified. Each nominee was an incumbent director, no other person was nominated, and each nominee was elected. The number of votes cast was approximately as follows:

Nominees for Director	Votes For	Votes Withheld/Abstained	Broker Non-Votes
David R. Brooks	83,071,381	510,122	7,942,394
Ronald M. Cofield, Sr.	82,769,857	811,646	7,942,394
Shantella E. Cooper	81,929,875	1,651,628	7,942,394
John C. Corbett	82,740,910	840,593	7,942,394
Martin B. Davis	82,760,894	820,609	7,942,394
Janet P. Froetscher	83,077,348	504,155	7,942,394
Douglas J. Hertz	82,419,643	1,161,860	7,942,394
Merriann Metz	83,099,231	482,272	7,942,394
G. Ruffner Page, Jr.	82,770,967	810,536	7,942,394
William Knox Pou, Jr.	80,622,648	2,958,855	7,942,394
James W. Roquemore	82,758,365	823,138	7,942,394
David G. Salyers	82,764,886	816,617	7,942,394
G. Stacy Smith	83,051,900	529,603	7,942,394
Joshua A. Snively	82,404,787	1,176,716	7,942,394

Proposal 2: Compensation of Named Executive Officers. The shareholders voted to approve the non-binding advisory proposal on the compensation of the Company’s Named Executive Officers, as disclosed in the proxy statement. The results of the vote were as follows:

Voting For	79,929,686
Voting Against	3,507,227
Abstain from Voting	144,590
Non-Votes	7,942,394
91,523,897

Proposal 3: Change in Domicile of SouthState Corporation from South Carolina to Florida. The shareholders voted to approve the Company’s change in domicile from South Carolina to Florida, as disclosed in the proxy statement. The results of the vote were as follows:

Voting For	83,060,821
Voting Against	393,270
Abstain from Voting	127,412
Non-Votes	7,942,394
91,523,897

Proposal 4: Appointment of Independent Registered Public Accounting Firm. The shareholders voted to ratify, as an advisory, non-binding vote, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The results of the vote were as follows:

Voting For	90,438,705
Voting Against	983,224
Abstain from Voting	101,968
Non-Votes	--
91,523,897

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHSTATE CORPORATION (Registrant)

By:	/s/ William E. Matthews V
Name:	William E. Matthews V
Title:	Senior Executive Vice President and Chief Financial Officer

Dated: April 23, 2025

5